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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-1 (No. 333-69166) and related Prospectus of Magna Entertainment Corp for the distribution on a delayed or continuous basis of up to 1,951,947 shares of its Class A Subordinate Voting Stock upon the redemption or exchange of exchangeable shares of Magna Entertainment Corp.'s Canadian subsidiary, MEC Holdings (Canada) Inc. and up to 868,626 shares of its Class A Subordinate Voting Stock and to the incorporation by reference therein of our report dated February 1, 2002 with respect to the consolidated financial statements and schedule of Magna Entertainment Corp. included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                         /s/ Ernst & Young LLP
                                                         -----------------------
                                                          Chartered Accountants

May 31, 2002
Toronto, Canada